                                   EXHIBIT 11

                             CASTLE BANCGROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS

         The components of basic and diluted EPS for the periods ended March 31, 1999 and 1998 were as follows: (DOLLARS IN THOUSANDS, EXCEPT SHARE
         DATA)

                                                                                    1999            1998
--------------------------------------------------------------------------------------------------------
Basic EPS:
     Net Income                                                                      913           1,329
     Less:  preferred stock dividends:                                                 0              (7)
                                                                               ---------       ---------
        Income available to common stockholders                                      913           1,322
                                                                               ---------       ---------
     Average common shares                                                     2,173,851       2,154,189
                                                                               ---------       ---------
     Basic EPS                                                                       .42             .61
                                                                               ---------       ---------
Diluted EPS:
     Income available to common stockholders                                         913           1,322
     Assumed conversion of preferred stock (anti-dilutive in 1998)                     0               7
                                                                               ---------       ---------
        Income available to common stockholders after assumed conversion             913           1,329
                                                                               ---------       ---------
     Average common shares                                                     2,173,851       2,154,189
     Assumed conversion of preferred stock (anti-dilutive in 1998)                   N/A          13,043
     Assumed exercise of stock options                                            27,185          24,153
                                                                               ---------       ---------
        Average common shares after assumed conversions                        2,201,036       2,191,385
                                                                               ---------       ---------
     Diluted EPS                                                                     .41             .61
                                                                               ---------       ---------
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